AGREEMENT AND PLAN OF MERGER

by and among:

Kushi Resources, Inc.,
a Nevada Corporation;

and

TheraBiogen, Inc.,
a Nevada Corporation;

Dated as of November 13, 2009

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS                                                                                2

ARTICLE II. THE MERGER                                                                               7

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF COMPANY                                                           12

ARTICLE IV. REPRESENTATIONS AND WARRANTIES                                                                      25

OF PARENT AND MERGER SUB                                                                            25

ARTICLE V. CERTAIN COVENANTS OF THE PARTIES                                                                       31

ARTICLE VI. ADDITIONAL AGREEMENTS                                                                          35

ARTICLE VII. CONDITIONS PRECEDENT                                                                        39

ARTICLE VIII. TERMINATION AND AMENDMENT                                                                           41

ARTICLE IX. GENERAL PROVISIONS                                                                           43

SIGNATURES                                                                                           46

AGREEMENT AND PLAN OF MERGER

Agreement and Plan of Merger (“Agreement”), dated as of November 13, 2009, by and among Kushi Resources, Inc., a Nevada corporation (“Company”), and TheraBiogen, Inc., a Nevada corporation (“TheraBiogen”). Certain capitalized terms have the meanings indicated for such terms in Section 1.1.

RECITALS

Whereas, the Board of Directors of Company has (i) declared that it is advisable and in the best interests of Company and its stockholders that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with Nevada law, TheraBiogen merge with and into Company, with Company being the surviving corporation (the “Merger”) as provided in Section 2.2, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) resolved to recommend that Company’s stockholders adopt this Agreement and approve the Merger.

Whereas, the Board of Directors of TheraBiogen has (i) declared that it is advisable and in the best interests of TheraBiogen and its stockholders that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with Nevada law, TheraBiogen merge with and into Company, with Company being the surviving corporation as provided in Section 2.2, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) resolved to recommend that TheraBiogen’s stockholders adopt this Agreement and approve the Merger

Whereas, pursuant to the Merger, among other things, the outstanding shares of TheraBiogen Common Stock will be converted into the right to receive the Merger Consideration as set forth herein.

Whereas, for Federal income tax purposes, (i) it is intended that the exchange of Company Common Stock for the Merger Consideration, pursuant to the Merger shall qualify as a reorganization within the meaning of Section 368(a)(2)(A) of the Code; and (ii) the parties intend, by executing this Agreement, to adopt of plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).

Now, Therefore, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

1.1    Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

“Affiliate” of a Person means any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Agreement” has the meaning stated in the preamble to this Agreement.

“Authorizations” has the meaning stated in Section 3.12(b).

 “Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in Nevada.

“By-Laws” means the Amended and Restated By-Laws of Company in effect as of the date hereof.

“Certificate” has the meaning stated in Section 2.8(b).

“Certificate of Incorporation” means the Certificate of Incorporation of Company, as filed with the Secretary of State of the State of Nevada as amended.

“Certificate of Merger” has the meaning stated in Section 2.4.

“Closing” means the consummation of the Merger.

“Closing Date” has the meaning stated in Section 2.3.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Company” means Kushi Resources, Inc. a Nevada corporation.

“Company Board Recommendation” means the recommendation of Company’s Board of Directors that the stockholders of Company adopt this Agreement and approve the Merger.

“Company Common Stock” means the common stock, no par value, of Company.

“Company Disclosure Schedule” means the document dated the date of this Agreement delivered by Company to TheraBiogen prior to the execution and delivery of this Agreement and referring to the representations and warranties of Company in this Agreement.

“Company Employee Benefit Plans” has the meaning stated in Section 3.10(a).

“Company Financial Statements” has the meaning stated in Section 3.5(b).

“Company Intellectual Property” has the meaning stated in Section 3.18(a).

“Company Material Adverse Effect” means any effect that is (i) material and adverse to the business, operations, financial condition or results of operations of Company and its Subsidiaries taken as a whole or (ii) likely to prevent Company from consummating the transactions contemplated hereby, other than (A) any such effect resulting solely from changes in the economy in general, or the digital media industry in general (but only if, in either case, Company is not disproportionately affected thereby), (B) any change in Company’s stock price, (C) any effect resulting from actions taken pursuant to the terms of this Agreement or at the request of or with the written consent of TheraBiogen, or (D) any effect that results from the announcement of this Agreement or the completion of the transactions provided for herein.

“Company Options” means all rights, obligations, warrants, commitments or agreements of any character, whether fixed or contingent, calling for the purchase or issuance of any shares of Company Common Stock or any other equity securities of Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock, in each case limited to those granted to employees, consultants and independent contractors for compensatory purpose.

“Company Registered Intellectual Property” has the meaning stated in Section 3.18(a).

“Company Representatives” has the meaning stated in Section 5.4(a).

 “Company Stockholder Approval” means the affirmative vote or written consent of a majority of the outstanding shares of Company Common Stock entitled to vote thereon to adopt this Agreement and to approve the Merger.

“Company Stockholders’ Meeting” has the meaning stated in Section 6.2(a).

“Contribution” has the meaning stated in the Recitals hereto.

“Nevada Law” means the General Corporation Law of the State of Nevada.

“Dissenting Shares” has the meaning stated in Section 2.7(d).

“Effective Time” has the meaning stated in Section 2.4.

“Environmental Laws” has the meaning states in Section 3.15.

“ERISA” has the meaning stated in Section 3.10(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles.

 “Governmental Entity” means any multinational, national, federal, state or other court, administrative agency department, office or commission or other governmental, prosecutorial or regulatory authority or instrumentality and any self regulatory organization, or “SRO”.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

 “Intellectual Property” means any or all of the following (whether or not registered with Governmental Entities, and including all national and multinational applications for any of the following) and all rights in, arising out of or associated with the same: patents, trademarks, trade names, trade dress, service marks, copyrights, domain names and uniform resource locators or “URLs” (together with all associated contract rights and goodwill), database rights, mask works, net lists, technology, web sites, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material of a Person.

“IRS” means the Internal Revenue Service.

“Knowledge” means, with respect to either (i) Company or (ii) TheraBiogen, the actual awareness of those persons set forth in Section 1.1 of the Company Disclosure Schedule and Section 1.1 of the TheraBiogen Disclosure Schedule, respectively, in each case after reasonable inquiry by such persons of the individuals within their respective entities having responsibility for the matters in respect of which such awareness or lack thereof is represented and warranted herein, without any implication of other verification or investigation concerning such knowledge.

“Laws and Regulations” means all federal, state, local and foreign laws, rules, regulations and ordinances.

“Lien” means any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restrictions of any kind.

“Material Contracts” has the meaning stated in Section 3.13(a).

“Merger” has the meaning stated in the Recitals hereto.

“Merger Consideration” means one share of Company common stock to be exchanged for each share of TheraBiogen common stock issued and outstanding on the Effective Date.

“TheraBiogen” means TheraBiogen, Inc., a Nevada corporation.

“Multiemployer Plan” has the meaning stated in Section 3.10(c).

“Multiple-Employer Plan” has the meaning stated in Section 3.10(c).

 “Parties” means, collectively, Company and  TheraBiogen.

“Permitted Lien” means any Lien consisting of (i) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or similar common law or statutory liens or encumbrances arising in the ordinary course of business which are not delinquent or remain payable without penalty, (ii) encumbrances for Taxes and other assessments or governmental charges or levies due and payable but not yet delinquent, (iii) defects in title, easements, restrictive covenants and similar encumbrances, and (iv) any other Liens that individually or in the aggregate do not result in a Material Adverse Effect.

“Person” means any individual, legal entity (including general and limited partnerships, unincorporated associations and trusts) or Governmental Entity.

“Regulation S-X” means 17 CFR § 210.1-01, et seq.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of any Person means any corporation or other Person in which such Person (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner, managing member, or trustee.

“Surviving Corporation” means the entity into which TheraBiogen has merged, following the Effective Time, which shall be the merged entity of TheraBiogen and the Company.

 “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes (including estimated taxes), charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

“Tax Authority” means any Governmental Entity responsible for the imposition of any Tax (domestic or foreign).

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Tax Authority with respect to Taxes, including information Returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

 “TheraBiogen Common Stock” means the common stock, par value $0.001 per share, of TheraBiogen.

“TheraBiogen Disclosure Schedule” means the document delivered by the TheraBiogen to Company prior to the execution and delivery of this Agreement and referring to the representations and warranties of TheraBiogen in this Agreement.

 “TheraBiogen Financial Statements” has the meaning stated in Section 4.6.

“TheraBiogen Intellectual Property” has the meaning stated in Section 4.17(a).

“TheraBiogen Material Adverse Effect” means any effect that is (i) material and adverse to the business, operations, financial condition or results of operations of TheraBiogen or TheraBiogen taken as a whole or (ii) likely to prevent TheraBiogen and TheraBiogen from consummating the transactions contemplated hereby, other than any such effect resulting solely from (A) changes in the economy in general, or the TheraBiogen and TheraBiogen respective industries in general (but only if TheraBiogen and TheraBiogen are not disproportionately affected thereby), (B) actions taken pursuant to this Agreement or at the request of or with the written consent of Company, or (C) the announcement of this Agreement or the completion of the transactions provided for herein.

 “TheraBiogen Registered Intellectual Property” means all (i) TheraBiogen Intellectual Property as of the date of this Agreement that is registered in the name of TheraBiogen with any Governmental Entity or for which application for such registration has been made and (ii) domain names and uniform resource locaters (URLs) owned by TheraBiogen or registered in the name of TheraBiogen.

“Third Party” means any Person or group other than a Party hereto.

ARTICLE II.

THE MERGER

2.1    The Merger. At the Effective Time, and subject to the terms and conditions of this Agreement and the applicable provisions of Nevada Law, TheraBiogen shall merge with and into Company. Company shall be the Surviving Corporation in the Merger and shall continue its corporate existence under the laws of the State of Nevada, but shall change its corporate name in the Merger to TheraBiogen, Inc. Upon consummation of the Merger, the separate corporate existence of TheraBiogen shall terminate.

2.2    Closing. The Closing shall take place as soon as practicable, and in any event not later than two Business Days after the satisfaction or waiver of each of the conditions set forth in ARTICLE VI hereof, other than conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied or waived at the Closing. The Closing shall take place at the offices of the Company, or at such other location and at such time as the parties hereto may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.

2.3    Effective Time. Prior to the Closing, TheraBiogen and Company shall prepare, and on the Closing Date the parties shall file, a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Nevada in accordance with the relevant provisions of Nevada Law. The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State, or at such later time as TheraBiogen and Company shall agree and specify in the Certificate of Merger. The time the Merger becomes effective is referred to herein as the “Effective Time”.

2.4    Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of Nevada Law. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and TheraBiogen shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and TheraBiogen shall become the debts, liabilities and duties of the Surviving Corporation.

2.5    Certificate of Incorporation; By-Laws; Directors and Officers. Unless otherwise determined by the Parties before the Effective Time, at the Effective Time:

(a)    The certificate of incorporation of Company shall be the certificate of incorporation of the Surviving Corporation except that the corporate name of the Company shall be changed to TheraBiogen, Inc..

(b)    The by-laws of the Company shall be the by-laws of the Company as in effect immediately before the Effective Time.

(c)    The Board of Directors of the Surviving Corporation shall be made up of five members, all of whom shall be identified in the Certificate of Merger, and the officers of TheraBiogen immediately before the Effective Time shall be the initial officers of the Surviving Corporation.

2.6    Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of TheraBiogen, Company or the stockholders of any of the foregoing, the shares of stock of the constituent corporations shall be converted as follows:

(a)    Common Stock of TheraBiogen. Each share of common stock, $0.001 par value  per share, of TheraBiogen issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, $0.001 par value of the Surviving Corporation.

(b)    Dissenting TheraBiogen Shares. Notwithstanding anything in this Agreement to the contrary, shares of TheraBiogen Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has validly demanded payment of the fair value of such holder’s shares as determined in accordance with Nevada Law (“TheraBiogen Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive the Merger Consideration provided in Section 2.6(a) and instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such TheraBiogen Dissenting Shares in accordance with Nevada Law, unless and until such holder shall have failed to perfect or shall have validly withdrawn such holder’s demand or lost such holder’s rights under Nevada Law. If any such holder of TheraBiogen Common Stock shall have failed to perfect or shall have validly withdrawn such demand or lost such right, each share of TheraBiogen Common Stock of such holder shall be treated, at the Surviving Corporation’s sole discretion, as a share of the Surviving Corporation Common Stock that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.6(a). TheraBiogen shall give prompt notice to Company of any demands received by TheraBiogen for appraisal of shares of TheraBiogen Common Stock, and Company shall have the right to participate in all negotiations and proceedings with respect to such demands. TheraBiogen shall not, except with the prior written consent of Company, make any payment with respect to, or settle or offer to settle, any such demands.

(c)    Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into 2.6 shares of Common Stock of the Surviving Corporation upon surrender of the Certificate representing such share of Company Common Stock following the Merger in the manner set forth in Section 2.8. Each share of Company Common Stock converted into 2.6 shares of Common Stock of the Surviving Corporation pursuant to this Section 2.6(c) shall no longer be outstanding, shall automatically be cancelled and shall cease to exist as of the Effective Time, and each Certificate previously representing shares of Company Common Stock shall thereafter represent only the right to receive 2.6 shares of Common Stock of the Surviving Corporation with respect to each share of Company Common Stock formerly represented by such Certificate. If, prior to the Effective Time, the outstanding shares of Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the share exchange formula provided herein.
(d)    Dissenting Company Shares. Notwithstanding anything in this Agreement to the contrary, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a holder who has validly demanded payment of the fair value of such holder’s Company shares as determined in accordance with the Nevada Law (“Company Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive the 2.6 shares of Common Stock of the Surviving Corporation and instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Company Dissenting Shares in accordance with Nevada Law, unless and until such holder shall have failed to perfect or shall have validly withdrawn such holder’s demand or lost such holder’s rights under Nevada Law. If any such holder of Company Common Stock shall have failed to perfect or shall have validly withdrawn such demand or lost such right, each share of Company Common Stock of such holder shall be treated, at the Surviving Corporation’s sole discretion, as a share of Company Common Stock that had been converted as of the Effective Time into the right to receive the 2.6 shares of Common Stock of the Surviving Corporation in accordance with Section 2.6(c). Company shall give prompt notice to TheraBiogen of any demands received by Company for appraisal of shares of Company Common Stock, and TheraBiogen shall have the right to participate in all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of TheraBiogen, make any payment with respect to, or settle or offer to settle, any such demands.

 (e)    No Liability. None of the Parties, the Surviving Corporation, or any employee, officer, director, agent or affiliate of any thereof, shall be liable to any Person or Third Party in respect of any Merger Consideration or the 2.6 shares of Common Stock of the Surviving Corporation to be received for Company Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f)    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof, pursuant to this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as disclosed in the Company Disclosure Schedule, Company represents and warrants to TheraBiogen that each of the following statements set forth in this ARTICLE III is true and correct. The Company Disclosure Schedule shall be organized to correspond to the Sections in this ARTICLE III. Each exception set forth in the Company Disclosure Schedule shall be deemed to qualify (i) the corresponding representation and warranty set forth in this Agreement that is specifically identified (by cross-reference or otherwise) in the Company Disclosure Schedule and (ii) any other representation and warranty to which the relevance of such exception is reasonably apparent.

3.1    Corporate Organization, Standing and Power.  Company is a corporation, validly existing and in good standing under the laws of its jurisdiction of organization. Company has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would be material. Company has furnished or made available to TheraBiogen a true and correct copy of the Certificate of Incorporation, as amended, and By-Laws, as amended, of Company. Company is not in violation of any of the provisions of its certificate or articles of incorporation or by-laws or other charter or organizational documents, each as amended.

3.2    Capitalization.

(a)    The authorized capital stock of Company consists of 75,000,000 shares of Company Common Stock $0.001 par value. At October 7, 2009, (i)  5,230,000 shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights, (ii) no shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Options, and (iii) no shares of Company Common Stock were held in the treasury of Company. Except as set forth above, as of the date hereof, no shares of capital stock or other voting securities of Company are issued, reserved for issuance or outstanding and no shares of capital stock or other voting securities of Company shall be issued or become outstanding after the date hereof other than upon exercise of Company Options outstanding as of the date hereof or the Excepted Warrants. Section 3.2(a) of the Company Disclosure Schedule sets forth a true and correct list, as of the date hereof, of all rights of any character relating to the issued or unissued capital stock of Company, or obligating Company to issue, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into equity interests in, Company. There are no bonds, debentures, notes or other indebtedness or securities of Company that have the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Company may vote. All shares of Company Common Stock subject to issuance as described above shall, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

(b)     Company has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of Company Common Stock, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of the Company, or otherwise obligating Company to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. None of the outstanding equity securities or other securities of Company was issued in violation of the Securities Act or any other legal requirement.

3.3    Authority; No Violation.

(a)    Company has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Company’s stockholder approval, to comply with the terms hereof and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Company. The Company’s stockholder approval is the only vote or consent of the holders of any class or series of Company’s capital stock necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company. Assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    Neither the execution and delivery of this Agreement by Company nor the consummation by Company of the transactions contemplated hereby, nor compliance by Company with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws or the certificates or articles of incorporation or by-laws, or other charter or organizational documents, of Company or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Company or any of its properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of any or all rights or benefits or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, increase any rate of interest payable or result in the creation of any Lien upon any of the respective properties or assets of Company under, any authorization or of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which Company is a party, or by which it or any of its properties, assets or business activities may be bound or affected.

3.4    Consents and Approvals. Except for (i) the Company’s stockholder approval and (ii) the consents, notices and approvals set forth in Section 3.4 of the Company Disclosure Schedule, no filings with or consents or approvals of any Governmental Entity or any Third Party are necessary in connection with (A) the execution and delivery by Company of this Agreement and (B) the consummation by Company of the Merger and the other transactions contemplated hereby.

3.5    Financial Statements.

(a)    Company has furnished or made available to TheraBiogen true and complete copies of the consolidated audited financial statements of Company for the fiscal years ended February 28, 2008 and February 28, 2009 (the “Company Financial Statements”), and Company shall furnish or make available to TheraBiogen true and complete copies of Company financial statements on a reviewed basis for all periods up to and including the Closing Date.

(b)    The Company Financial Statements were prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes, and except that, in the case of unaudited statements for subsequent quarterly periods and periods up the  of the Closing Date, such unaudited statements were prepared in accordance with the requirements for financial statements to be included in quarterly or other reports filed with the SEC) and fairly present in all material respects the consolidated financial condition and the results of operations of Company and its Subsidiaries as at the respective dates thereof and for the periods indicated therein (subject, in the case of unaudited statements, to year-end audit adjustments).

(c)    Company has implemented and maintains disclosure controls and procedures to ensure that all material information relating to Company, including its consolidated Subsidiaries, (both financial and non-financial) required to be disclosed by Company in the reports that will be filed by TheraBiogen with the SEC under the Exchange Act will be recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the appropriate rules and forms and all such information is accumulated and communicated to Company’s management, including its principal executive and principal financial officers, and to other individuals responsible for preparing such reports as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of TheraBiogen required under the Exchange Act with respect to such reports. Company has disclosed, based on its most recent evaluation prior to the date hereof, to Company’s outside auditors and the audit committee of Company’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal control over financial reporting.

(d)    Company’s system of internal controls over financial reporting are reasonably sufficient in all material respects to provide reasonable assurance regarding the reliability of Company’s financial reporting and financial statements, and include policies and procedures (i) providing reasonable assurance that (A) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and (B) receipts and expenditures are in accordance with the authorization of Company’s management and directors and (ii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of Company’s assets that could have a material effect on Company’s financial statements. No significant deficiency or material weakness was identified in management’s assessment of internal controls as of February 28, 2009, nor has any such deficiency or weakness been identified between that date and the date of this Agreement.

3.6    Absence of Certain Changes or Events. Since February 28, 2009, (i) the Company and has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is a Company Material Adverse Effect or would reasonably be expected to result in a Company Material Adverse Effect; and (iii) the Company has not taken any of the actions that Company has agreed not to take from the date hereof through the Closing Date pursuant to Section 5.2 of this Agreement.

3.7    Undisclosed Liabilities. Company has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of Company and its Subsidiaries as of February 28, 2009 included in the Company Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since January 31, 2009 and (iii) those incurred in connection with the execution of this Agreement.

3.8    Legal Proceedings. Except as previously disclosed and as listed on Schedule 3.8, Company is a party to any, and there is no pending or, to the knowledge of Company, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against Company, or any of its officers or directors which, if decided adversely to Company, would, individually or in the aggregate, be material to Company. There is no injunction, order, judgment or decree imposed upon Company, or any of its officers or directors, or the assets of Company.

3.9    Taxes and Tax Returns.

(a)    (i) Company has filed or caused to be filed all federal, state, foreign and local Tax Returns required to be filed with any Tax Authority; (ii) all such Tax Returns are true, accurate, and complete in all material respects; (iii) Company has paid or caused to be paid all Taxes that are due and payable by any of such companies, other than Taxes which are being contested in good faith and are adequately reserved against or provided for (in accordance with GAAP) in Company Financial Statements, and (iv) Company do not have any material liability for Taxes for any current or prior Tax periods in excess of the amount reserved or provided for in Company Financial Statements (but excluding, for this Clause (iv) only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

(b)    No federal, state, local or foreign audits, examinations, investigations, or other formal proceedings are pending or, to Company’s Knowledge, threatened with regard to any Taxes or Tax Returns of Company. No issue has arisen in any examination of the Company by any Tax Authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld. Any adjustment of income Taxes of the Company made by the IRS in any examination that is required to be reported to the appropriate state, local or foreign Tax Authorities has been so reported.

 (c)    There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of Taxes upon Company, nor has Company given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any Tax return for any period.

(d)    The Company is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company and the Company has no knowledge that the IRS has proposed any such adjustment or change in accounting method.

(e)    Company (i) is not a party to a Tax allocation or Tax sharing agreement (other than an agreement solely among members of a group the common parent of which is Company) or (ii) has any liability for the Taxes of any Person (other than Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(f)    Company has withheld (or caused its third party payroll processor to withhold) from their employees, customers and any other applicable payees (and timely paid to the appropriate Governmental Entity) proper amounts for all periods through the date hereof in compliance with all tax withholding provisions of applicable Laws and Regulations (including, without limitation, income, social security and employment tax withholding for all types of compensation, back-up withholding and withholding on payments to non-United States Persons), except for such amounts, individually or in the aggregate, as are not material.

(g)    In the past five years, Company has not been a party to a transaction that has been reported as a reorganization within the meaning of Code Section 368, or distributed a corporation (or been distributed) in a transaction that is reported to qualify under Code Section 355.

(h)    Company has not been a party to or otherwise participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(i)    Company is not a party to any plan, program, agreement, arrangement, practice, policy or understanding that would result, separately or in the aggregate, in the payment or provision (whether in connection with any termination of employment or otherwise) of any “excess parachute payment” within the meaning of Section 280G of the Code with respect to a current or former employee or current or former consultant or contractor of Company or any of its Subsidiaries.

(j)     Company is not a party to any contract, agreement, plan or arrangement covering any person that could give rise to the payment of any amount that would not be deductible by reason of Section 162(m) of the Code.

3.10  Employee Benefit Plans. The Company has no employee benefit plans.

3.11  Employee Matters.     Company is in compliance with all applicable Laws and Regulations respecting the employment of employees and the engagement of leased employees, consultants and independent contractors, including all Laws and Regulations regarding discrimination and/or harassment, affirmative action, terms and conditions of employment, wage and hour requirements (including the proper classification, compensation and related withholding with respect to employees, leased employees, consultants and independent contractors), leaves of absence, reasonable accommodation of disabilities, occupational safety and health, workers’ compensation and employment practices. Company has not engaged in any unfair labor practice.

3.12  Compliance with Applicable Law and Regulatory Matters.

(a)    Company has complied with all applicable Laws and Regulations, and is not in violation of, and has not received any notices of violation with respect to, any Laws and Regulations in connection with the conduct of its businesses or the ownership or operation of its  businesses, assets and properties, except for such noncompliance and violations as would not, individually or in the aggregate, be material.

(b)    Company has all licenses, permits, certificates, franchises and other authorizations (collectively, the “Authorizations”) necessary for the ownership or use of its assets and properties and the conduct of its business, as currently conducted, and have complied with, and are not in violation of, any Authorization, except where such noncompliance or violation would not, individually or in the aggregate, be material. Except as would not be material to Company, all such Authorizations are in full force and effect and there are no proceedings pending or, to the knowledge of Company, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

(c)    There are no Governmental Orders applicable to Company which have had a Company Material Adverse Effect.

3.13  Material Contracts. There are no material contracts in existence.

3.14  State Takeover Laws.    The Board of Directors of Company has taken or will take all actions so that any restrictions contained in Nevada Law applicable to a “business combination” or merger will not apply to prevent or preclude the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement. No other state takeover statute is applicable to the Merger, this Agreement, or the transactions contemplated hereby.

3.15  Insurance. Company has in full force and effect the insurance coverage with respect to its business and there is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and Company is otherwise in compliance in all material respects with the terms of such policies. Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

3.16  Intellectual Property. The Company has no intellectual property.

3.17  Interests of Officers and Directors. None of the officers or directors of Company has any interest in any property, real or personal, tangible or intangible, used in the business of Company, or in any supplier, distributor or customer of Company, or any other relationship, contract, agreement, arrangement or understanding with Company.

3.18  Broker’s Fees.  Company has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or other transactions contemplated by this Agreement.

3.19  Certain Business Practices. Company and no director, officer, agent or employee of Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity on behalf of, or purportedly on behalf of, or for the business of Company, or (ii) made any unlawful payments to officials or employees of Governmental Entities or to directors, officers or employees of foreign or domestic business enterprises, or violated any provision of the Foreign Corrupt Practices Act of 1977.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
OF THERABIOGEN

Except as disclosed in the TheraBiogen Disclosure Schedule, TheraBiogen represents and warrants to Company that each of the following statements set forth in this ARTICLE IV is true and correct. The TheraBiogen Disclosure Schedule shall be organized to correspond to the sections in this ARTICLE IV. Each exception set forth in the TheraBiogen Disclosure Schedule shall be deemed to qualify (i) the corresponding representation and warranty set forth in this Agreement that is specifically identified(by cross-reference or otherwise) in the TheraBiogen Disclosure Schedule and (ii) any other representation and warranty to which the relevance of such exception is reasonably apparent.
            4.1    Corporate Organization, Standing and Power.  TheraBiogen is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. TheraBiogen has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would be material. TheraBiogen is not in violation of any of the provisions of its certificate or articles of incorporation or by-laws or other organizational documents, each as amended.

4.2    TheraBiogen; Capitalization.

(a)    The authorized capital stock of TheraBiogen consists of 100,000,000 shares of Common Stock $0.001 par value and 5,000,000 shares of Preferred Stock $0.0001 par value.. At October 7, 2009, (i) 18,791,000 shares of Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights, (ii) no shares of Preferred Stock were issued and outstanding, and (iii) no shares of Common Stock were held in the treasury of TheraBiogen.

(b)     TheraBiogen has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of TheraBiogen, or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. Except as set forth in Section 4.2(b) of the TheraBiogen Disclosure Schedule, all of the outstanding shares of capital stock and voting securities of TheraBiogen are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of TheraBiogen or undertaking to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities except as listed on Schedule 4.2(b). None of the outstanding equity securities or other securities of TheraBiogen was issued in violation of the Securities Act or any other legal requirement.

4.3    Authority; No Violation.

(a)    TheraBiogen has full corporate power and authority or power and authority under applicable laws and its organizational documents, as applicable, to execute and deliver this Agreement and to comply with the terms hereof and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly approved and adopted by the board of directors of TheraBiogen. No other corporate proceedings (except for the  approval of TheraBiogen stockholders) on the part of TheraBiogen is necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TheraBiogen and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.
            (b)    Neither the execution and delivery of this Agreement by TheraBiogen, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation, by-laws or other organizational documents of TheraBiogen or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to TheraBiogen or any of its properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of any or all rights or benefits or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, increase any rate of interest payable under, or result in the creation of any Lien upon any of the respective properties or assets of TheraBiogen under, any Authorization or of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which TheraBiogen is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

4.4    Consents and Approvals. Except for the consents, notices and approvals set forth in Section 4.4 of the TheraBiogen Disclosure Schedules and the approval by TheraBiogen’s shareholders, no consents or approvals of any Governmental Entity or any Third Party are necessary in connection with (a) the execution and delivery by TheraBiogen of this Agreement and (b) the consummation of the transactions contemplated hereby.

4.5    Financial Statements. (a)    TheraBiogen has furnished or made available to Company true and complete copies of the consolidated audited financial statements of TheraBiogen for the fiscal years ended December 31, 2007 and December 31, 2008 (the “TheraBiogen Financial Statements”), and TheraBiogen shall furnish or make available to Company true and complete copies of TheraBiogen financial statements on a reviewed basis for all periods up to and including the Closing Date.

(b)    The TheraBiogen Financial Statements were prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes, and except that, in the case of unaudited statements for subsequent quarterly periods and periods up to the Closing Date, such unaudited statements were prepared in accordance with the requirements for financial statements to be included in quarterly or other reports filed with the SEC) and fairly present in all material respects the consolidated financial condition and the results of operations of TheraBiogen as at the respective dates thereof and for the periods indicated therein (subject, in the case of unaudited statements, to year-end audit adjustments).

(c)    TheraBiogen has implemented and maintains disclosure controls and procedures to ensure that all material information relating to TheraBiogen, (both financial and non-financial) required to be disclosed by TheraBiogen in the reports that will be filed by TheraBiogen with the SEC under the Exchange Act will be recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the appropriate rules and forms and all such information is accumulated and communicated to TheraBiogen’s management, including its principal executive and principal financial officers, and to other individuals responsible for preparing such reports as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of TheraBiogen required under the Exchange Act with respect to such reports. TheraBiogen has disclosed, based on its most recent evaluation prior to the date hereof, to TheraBiogen’s outside auditors and the audit committee of TheraBiogen’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect TheraBiogen’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in TheraBiogen’s internal control over financial reporting.

(d)    TheraBiogen’s system of internal controls over financial reporting are reasonably sufficient in all material respects to provide reasonable assurance regarding the reliability of TheraBiogen’s financial reporting and financial statements, and include policies and procedures (i) providing reasonable assurance that (A) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and (B) receipts and expenditures are in accordance with the authorization of TheraBiogen’s management and directors and (ii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of TheraBiogen’s assets that could have a material effect on TheraBiogen’s financial statements. No significant deficiency or material weakness was identified in management’s assessment of internal controls as of October 7, 2009, nor has any such deficiency or weakness been identified between that date and the date of this Agreement.

4.6    Absence of Certain Changes or Events. Since October 7, 2009, (i) each of the TheraBiogen and TheraBiogen has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is a TheraBiogen Material Adverse Effect or would reasonably be expected to result in a TheraBiogen Material Adverse Effect; and (iii) neither TheraBiogen nor TheraBiogen has taken any of the actions that TheraBiogen and TheraBiogen has agreed not to take from the date hereof through the Closing Date pursuant to Section 5.3.

4.7    Undisclosed Liabilities. TheraBiogen has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the balance sheets (and the related notes thereto) as of October 7, 2009 included in the TheraBiogen Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since October 7, 2009 and (iii) those incurred in connection with the execution of this Agreement.

4.8    Legal Proceedings. TheraBiogen is not a party to any, and there is no pending or, to the Knowledge of TheraBiogen, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against TheraBiogen or any of its officers or directors. There is no injunction, order, judgment or decree imposed upon TheraBiogen or any of its officers or directors, or the assets of TheraBiogen.

4.9   Taxes and Tax Returns.

(a)    (i) TheraBiogen has filed or caused to be filed all federal, state, foreign and local Tax Returns required to be filed with any Tax Authority; (ii) all such Tax Returns are true, accurate, and complete in all material respects; (iii) TheraBiogen has paid or caused to be paid all Taxes that are due and payable by any of such companies, other than Taxes which are being contested in good faith and are adequately reserved against or provided for, in accordance with GAAP in the TheraBiogen Financial Statements.

(b)    No federal, state, local or foreign audits, examinations, or other formal proceedings are pending or, to TheraBiogen’s Knowledge, threatened with regard to any Taxes or Tax Returns of TheraBiogen. No issue has arisen in any examination of the TheraBiogen by any Tax Authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld.

(c)    There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of Taxes payable by TheraBiogen nor has TheraBiogen given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any Tax return for any period.

4.10    Employee Matters.  TheraBiogen is in compliance with all applicable Laws and Regulations respecting the employment of employees and the engagement of leased employees, consultants and independent contractors, including all Laws and Regulations regarding discrimination and/or harassment, affirmative action, terms and conditions of employment, wage and hour requirements (including the proper classification, compensation and related withholding with respect to employees, leased employees, consultants and independent contractors), leaves of absence, reasonable accommodation of disabilities, occupational safety and health, workers’ compensation and employment practices. TheraBiogen is not engaged in any unfair labor practice. TheraBiogen is not and has not been a party to any collective bargaining agreement or other labor union contract; nor does TheraBiogen have any Knowledge of any activities or proceedings of any labor union or other collective bargaining representative to organize any such employees.

4.11    Compliance with Applicable Law and Regulatory Matters. TheraBiogen has complied with all applicable Laws and Regulations, and is not in violation of, and has not received any notices of violation with respect to, any Laws and Regulations in connection with the conduct of their respective businesses or the ownership or operation of their respective businesses, assets and properties. There are no Governmental Orders applicable to TheraBiogen which have had a TheraBiogen Material Adverse Effect.

4.12    Material Contracts. Except for the contracts set forth in Section 4.13 of the TheraBiogen Disclosure Schedule, TheraBiogen is not a party to or is bound by any material contract.

4.13    Assets.  TheraBiogen owns, leases or has the right to use all the properties and assets necessary or currently used for the conduct of its respective businesses free and clear of all Liens of any kind or character, except Permitted Liens. All items of equipment and other tangible assets owned by or leased to TheraBiogen are in good condition and repair (ordinary wear and tear excepted). In the case of leased equipment and other tangible assets, TheraBiogen holds valid leasehold interests in such leased equipment and other tangible assets, free and clear of all Liens of any kind or character, except Permitted Liens.

4.14    Environmental Liability.  TheraBiogen is and has been in compliance with all Environmental laws, except where such noncompliance would not, individually or in the aggregate, be material. To the Knowledge of TheraBiogen, there are no liabilities of TheraBiogen of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and, to the Knowledge of TheraBiogen, there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability. There are no legal, administrative, arbitral or other proceedings, claims or actions or any private environmental investigations or remediation activities or governmental investigations of any nature that would be reasonably likely to result in the imposition on TheraBiogen, of any liability or obligation arising under any Environmental Laws, pending or, to the Knowledge of TheraBiogen, threatened against TheraBiogen. TheraBiogen is not subject to any agreement, order, judgment or decree by or with any court, governmental authority, regulatory agency or Third Party imposing any liability or obligation with respect to the foregoing.

4.15    Insurance. There is no claim pending under any insurance policy held by TheraBiogen with respect to its business as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and TheraBiogen is otherwise in compliance in all material respects with the terms of its policies. TheraBiogen has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

4.16    Intellectual Property.

(a)     TheraBiogen owns, or is licensed or otherwise possess rights to use all of the Intellectual Property used by it as of the date hereof (collectively, the “TheraBiogen Intellectual Property”) in the manner that it is currently used by TheraBiogen and TheraBiogen with, and such ownership, licenses and rights will not be affected by the consummation of the transactions contemplated by this Agreement. TheraBiogen has taken all actions necessary to maintain and protect the TheraBiogen Registered Intellectual Property, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions, and disclosure of any required information. TheraBiogen has complied with all necessary notice and marking requirements for the TheraBiogen Registered Intellectual Property. None of the TheraBiogen Registered Intellectual Property has been adjudged invalid or unenforceable in whole or in part and, to the Knowledge of TheraBiogen, all TheraBiogen Registered Intellectual Property is valid and enforceable.

(b)     TheraBiogen has not received written notice from any Third Party alleging any interference, infringement, misappropriation or violation by TheraBiogen of any rights of any Third Party to any Intellectual Property and, to the Knowledge of TheraBiogen has interfered with, infringed upon, misappropriated or violated any rights of any Third Party to any Intellectual Property. To the Knowledge of TheraBiogen, no Third Party has interfered with, infringed upon, misappropriated or violated any TheraBiogen Intellectual Property. TheraBiogen has not entered into any exclusive license or agreement relating to any TheraBiogen Intellectual Property with, Third Parties. TheraBiogen does not owe any royalties or payments to any Third Party for using or licensing to others any TheraBiogen Intellectual Property.

(c)     TheraBiogen is not a party to any agreement, or has any other obligation to indemnify, any Person against a claim of infringement of or misappropriation by any TheraBiogen Intellectual Property.

4.17    Interests of Officers and Directors. None of the officers or directors of TheraBiogen has any interest in any property, real or personal, tangible or intangible, used in the business of TheraBiogen, or in any supplier, distributor or customer of TheraBiogen, or any other relationship, contract, agreement, arrangement or understanding with TheraBiogen, except for the normal ownership interests of a stockholder.

4.18    Broker’s Fees.  TheraBiogen has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement.

4.19    Certain Business Practices. Neither TheraBiogen and no director, officer, agent or employee of TheraBiogen and TheraBiogen has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity on behalf of, or purportedly on behalf of, or for the business of TheraBiogen, or (ii) made any unlawful payments to officials or employees of Governmental Entities or to directors, officers or employees of foreign or domestic business enterprises, or violated any provision of the Foreign Corrupt Practices Act of 1977.

ARTICLE V.
CERTAIN COVENANTS OF THE PARTIES

5.1    Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, Company and TheraBiogen each shall (a) conduct its business in the ordinary course consistent with past practice and (b) use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present executive officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it.

5.2    Actions Requiring Consent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly provided in this Agreement, Company and TheraBiogen each shall not do, cause or permit any of the following, without the prior written consent of TheraBiogen:

(a)    Cause or permit any amendment, modification, alteration or rescission of the Certificate of Incorporation, the By-Laws, or the certificate of incorporation, by-laws or other charter or organizational documents of any of the Company;

(b)    Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or any of its Subsidiaries;

(c)    Issue, deliver, sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(d)    Sell, transfer, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to the business of Company and its Subsidiaries (taken as a whole), except in the ordinary course of business consistent with past practice;

(e)    (i) Incur any indebtedness for borrowed money, (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person or (iii) cancel, release, assign or modify any material amount of indebtedness of any other Person;

(f)    Enter into any lease for real property or personal property lease;

 (g)    Reduce the amount of any insurance coverage provided by existing insurance policies;

(h)    Acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other means, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to Company or acquire or agree to acquire any equity securities of any corporation, partnership, limited liability company, association or business organization;

(i)    Other than as required by applicable Laws and Regulations, make, change or revoke any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, change any method of Tax accounting or Tax procedure or practice, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(j)    Revalue any of its assets other than as required by applicable law, rule or regulation;

(k)    Make any change to its accounting methods or practices, except as may be required by GAAP, Regulation S-X or other rule or regulation promulgated by the SEC;

(l)    Sell, transfer, abandon or change any domain names or URLs or fail to renew any existing domain name or URL registrations on a timely basis;

(m)    Adopt a plan or agreement of, or resolutions providing for or authorizing, any complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or business combination; or

(n)    Take or agree in writing to take, any of the actions described in Sections 5.2(a) through (n) above.

ARTICLE VI.
ADDITIONAL AGREEMENTS

6.1    Stockholder Approval.

(a)    As promptly as practicable following the execution of this Agreement, Company shall take all action necessary under applicable legal requirements to call, give notice of and hold a meeting of the holders of Company’s capital stock to vote on a proposal to adopt this Agreement (the “Company Stockholders’ Meeting”) or to obtain written consents of its shareholders in lieu of a meeting.

6.2    Access to Information.

(a)    Company agrees to provide TheraBiogen and TheraBiogen and their respective officers, directors, employees, accountants, counsel, financial advisors, agents and other representatives (collectively, the “TheraBiogen Entities Representatives”), from time to time prior to the earlier of the Effective Time or the termination of this Agreement, such information as TheraBiogen shall reasonably request with respect to Company and their respective businesses, financial conditions, employees and operations. TheraBiogen shall hold, and shall cause their respective Affiliates and the TheraBiogen Representatives to hold, any non-public information received from Company, directly or indirectly, in accordance with the Confidentiality Agreement.

(b)    TheraBiogen agrees to provide Company and the Company Representatives, from time to time prior to the earlier of the Effective Time or the termination of this Agreement, such information as Company shall reasonably request with respect to TheraBiogen and TheraBiogen and their respective businesses, financial conditions, employees and operations. Company shall hold, and shall cause its Affiliates and the TheraBiogen, directly or indirectly, in accordance with the Confidentiality Agreement.

6.3    Public Disclosure. Unless otherwise permitted by this Agreement, the Parties shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or any of the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by law.

6.4    Cooperation; Further Assurances. Each of the Parties shall use its commercially reasonable efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each Party hereto shall cooperate with the other and promptly prepare and file all necessary documentation, and effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. Each of the Parties hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting the consummation of this Agreement and the transactions contemplated hereby.

6.6    Director and Officer Indemnification.

(a)    The provisions of the certificate of incorporation and by-laws of the Surviving Corporation relating to indemnification of officers, directors, employees and agents, shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the Effective Time were identified as prospective indemnitees under the Certificate of Incorporation or By-Laws of Company in respect of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated hereby), unless such modification is required by law.

 (b)    Company shall cause, to the full extent Company has power to do so, the Surviving Corporation to comply with the provisions of the certificate of incorporation and the by-laws of the Surviving Corporation, and with agreements of TheraBiogen in effect at the date of this Agreement, relating to indemnification of the present and former officers, directors and employees of TheraBiogen.

ARTICLE VII.
CONDITIONS PRECEDENT

7.1    Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of TheraBiogen and the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)    Stockholder Approval. All stockholder approvals shall have been obtained as required by Nevada Law and in accordance with applicable securities laws

(b)    No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or the Contribution shall be in effect; nor shall there be any statute, rule, regulation or order enacted, entered or enforced which prevents or prohibits the consummation of the Merger or the Contribution. In the event an injunction or other order shall have been issued, each Party agrees to use its commercially reasonable efforts to have such injunction or other order lifted.

(c)    Governmental Consents and Approval. The Parties shall have timely obtained from any applicable Governmental Entity all approvals, waivers, consents or indications of non-objection, if any, necessary for consummation of or in connection with the transactions contemplated hereby.

7.2    Additional Conditions to the Obligations of TheraBiogen. The obligations of TheraBiogen to consummate the Merger shall be subject to the satisfaction or waiver by TheraBiogen at or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date.

(b)    Performance of Obligations. Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c)    Certificate of Company. TheraBiogen shall have received a certificate executed on behalf of Company by its Chief Executive Officer or Chief Financial Officer, in their capacities as such, that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

(d)    Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, development, circumstance or set of circumstances, which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(e)   Appraisal Demands. Holders of not more than 5% of the outstanding shares of Company Common Stock shall have made a demand for appraisal and payment for their shares pursuant to Nevada Law.

7.3    Additional Conditions to Obligations of Company. The obligations of Company to consummate the Merger shall be subject to the satisfaction or waiver by Company at or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of TheraBiogen set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date; provided that, if any of such representations and warranties shall not be true and correct (for this purpose disregarding any qualification or limitation as to materiality or a TheraBiogen Material Adverse Effect), then the condition stated in this Section 7.3(a) shall be deemed satisfied if and only if the cumulative effect of all inaccuracies of such representations and warranties (for this purpose disregarding any qualification or limitation as to materiality or TheraBiogen Material Adverse Effect) shall not be or have a TheraBiogen Material Adverse Effect.

(b)    Performance of Obligations. TheraBiogen shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c)    Certificate of TheraBiogen. Company shall have been provided with a certificate executed on behalf of TheraBiogen by an authorized officer of each, in his or her capacity as such, that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

(d)    TheraBiogen Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, development, circumstance or set of circumstances, which, individually or in the aggregate, has had or would reasonably be expected to have a TheraBiogen Material Adverse Effect.

ARTICLE VIII.
TERMINATION AND AMENDMENT

8.1    Termination. This Agreement may be terminated:

(a)    by mutual consent of TheraBiogen and Company at any time prior to the Effective Time;

(b)    by either TheraBiogen or Company if the Closing shall not have occurred on or before December 31, 2009; provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)    by TheraBiogen at any time prior to the Effective Time, if: (i) Company shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth in Section 7.2(a) or (b) not to be satisfied and such breach shall not have been cured within 20 Business Days of receipt by Company of written notice of such breach (provided that the right to terminate this Agreement by TheraBiogen shall not be available to TheraBiogen if TheraBiogen is at that time in material breach of this Agreement); or (ii) the Board of Directors of Company shall have withdrawn or modified the Company Board Recommendation in any manner adverse to TheraBiogen, or shall have resolved to do so;

(d)    by Company at any time prior to the Effective Time, if TheraBiogen shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth in Section 7.3(a) or (b) not to be satisfied and such breach shall not have been cured within 20 Business Days of receipt by TheraBiogen of written notice of such breach (provided that the right to terminate this Agreement by Company shall not be available to Company if Company is at that time in material breach of this Agreement);

 (e)    by either TheraBiogen or Company if at any time prior to the Effective Time any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable; or

(g)    by either TheraBiogen or Company if the required stockholder approvals shall not have been obtained.

8.2    Effect of Termination. If this Agreement is terminated as provided in Section 8.1, there shall be no liability or obligation on the part of any of the Parties or their respective officers, directors, stockholders or Affiliates; provided, that nothing herein shall relieve any party from liability for intentional breach of this Agreement or for fraud in connection with this Agreement or the transactions contemplated hereby.

8.3    Expenses and Termination Fee.     Whether or not the Merger is consummated, all costs and expenses incurred by Company and TheraBiogen  in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of their advisers, agents, accountants and legal counsel) shall be paid by the Party incurring such expense.

8.4    Amendment. The Parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the Parties; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of Company, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires further approval under applicable law.

8.5    Extension; Waiver. At any time prior to the Effective Time any Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto intended for such Party’s benefit, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.
ARTICLE IX.
GENERAL PROVISIONS

9.1    Nonsurvival of Representations, Warranties and Agreements. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time.

9.2    Notices. All notices and other communications required or permitted to be given hereunder shall be sent in writing to the party to whom it is to be given with copies to all other parties as follows (as elected by the party giving such notice) and be either personally delivered against receipt, by facsimile or other wire transmission, by registered or certified mail (postage prepaid, return receipt requested) or deposited with a nationally recognized express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to TheraBiogen, to:

TheraBiogen, Inc..
1365 N. Courtenay Parkway, Suite A
Merritt Island, FL 32953
Attention: Henry Jan, Chairman of the Board
Facsimile: (321) 452-9093

(b)  if to Company, to:

Kushi Resources, Inc..
120 Wall Street, Suite 2401
New York, NY 10005
Facsimile: (???) ???-????

All notices and other communications shall be deemed to have been given (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by facsimile or other wire transmission, (iii) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (iv) one Business Day after being deposited with a reputable overnight courier.

9.3    Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Time is of the essence in determining the rights of, and compliance with the terms of this Agreement by, the Parties.

9.4    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, including delivery by facsimile or other electronic means, it being understood that all parties need not sign the same counterpart.

9.5    Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, and Schedules, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.6    Remedies. Nothing in this Agreement is intended either to preclude any Party from seeking or to authorize any Party to seek specific performance of this Agreement as a remedy in the event of a breach of this Agreement.

9.7    Assignment. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

9.8    Third Party Beneficiaries. The parties signatory hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other such parties hereto, in accordance with and subject to the terms of this Agreement, and that this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

9.9    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without reference to such state’s principles of conflicts of law.

9.10    Consent to Jurisdiction. Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of any Nevada state court or Federal court of the United States of America sitting within the State of Nevada, and any respective appellate court, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection with this Agreement, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each of the parties to this Agreement hereby irrevocably and unconditionally: (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Nevada State court or, to the extent permitted by law, in such Federal court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Nevada State or Federal court; and (iv) waives, to the fullest extent permitted by law, the defense of lack of personal jurisdiction or an inconvenient forum to the maintenance of such action or proceeding in any such Nevada State or Federal court. Each of the parties to this Agreement hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

9.11    Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

9.12    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto.

9.13    Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and costs and expenses incurred in such action or suit.

In Witness Whereof, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNATURES

THERABIOGEN, INC.

By: ________________________

KUSHI RESOURCES, INC.

By: ________________________